As filed with the Securities and Exchange Commission on July 23, 2019
  Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACM RESEARCH, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3290283
(State or other jurisdiction of	(I.R.S. Employer Identification No.
Incorporation or organization)

42307 Osgood Road, Suite I
Fremont, California	94539
(Address of principal executive offices)	(Zip code)

2016 Omnibus Incentive Plan
(Full title of the plan)

David H. Wang
Chief Executive Officer and President
ACM Research, Inc.
42307 Osgood Road, Suit I
Fremont, California 94539
(510) 445-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Mark L. Johnson
K&L Gates LLP
One Lincoln Street
Boston, MA 02111
(617) 261-3260

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

 CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A common stock, $0.0001 par value per share	640,149	$16.82	$10,769,706.74	$1,305.29
(1)
Consists of additional shares available for issuance under the registrant’s 2016 Omnibus Incentive Plan as the result of an annual increase effective as of January 1, 2019. In accordance with Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low prices of the registrant’s Class A common stock as reported on The NASDAQ Global Market on July 17, 2019.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 relating to the 2016 Omnibus Incentive Plan of the registrant is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-222702, filed by the registrant with the Securities and Exchange Commission on January 25, 2018.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.01	Restated Certificate of Incorporation of ACM Research, Inc.
4.02	Restated Bylaws of ACM Research, Inc.
5.01	Opinion of K&L Gates LLP
23.01	Consent of BDO China Shu Lun Pan Certified Public Accountants LLP
23.02	Consent of K&L Gates LLP (included in Exhibit 5.01)
24.01	Power of Attorney (included on the signature page of this registration statement)
99.01	ACM Research, Inc. 2016 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, as of July 12, 2019.

ACM RESEARCH, INC.

/s/ David H. Wang
David H. Wang
Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David H. Wang, Lisa Feng and Mark McKechnie, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933 to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David H. Wang	Chief Executive Officer, President	July 12, 2019
David H. Wang	and Chair of the Board(Principal Executive Officer)

/s/ Lisa Feng	Interim Chief Financial Officer,	July 23, 2019
Lisa Feng	Chief Accounting Officer and Treasurer(Principal Financial and Accounting Officer)

/s/ Haiping Dun	Director	July 10, 2019
Haiping Dun

Director
Chenming Hu

/s/ Tracy Liu	Director	July 13, 2019
Tracy Liu

/s/ Yinan Xiang	Director	July 18, 2019
Yinan Xiang

Director
Zhengfan Yang

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